CERTIFICATE OF AMENDMENT

OF

ALTERA INFRASTRUCTURE L.P.
Reg. No. 950010

(A LIMITED PARTNERSHIP)

REGISTERED

IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE LIMITED PARTNERSHIP ACT

DUPLICATE COPY

The original of this Document was filed in accordance with Section 11 of the Limited Partnership Act on

NON RESIDENT

December 1, 2020

Tamara Hoffman
Deputy Registrar

**CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHP OF
ALTERA INFRASTRUCTURE L.P.
PURSUANT TO SECTION 11 OF THE MARSHALL ISLANDS
LIMITED PARTNERSHIP ACT**

The undersigned, Edith Robinson, authorized person of ALTERA INFRASTRUCTURE GP L.L.C., a Marshall Islands limited liability company and the general partner of ALTERA INFRASTRUCTURE L.P., a limited partnership formed under the laws of the Republic of the Marshall Islands, for the purpose of amending the amended and restated certificate of limited partnership of said limited partnership hereby certifies that:

1. The name of the limited partnership is: ALTERA INFRASTRUCTURE L.P. The name of the limited partnership when it was originally formed was: TEEKAY OFFSHORE PARTNERS L.P.

2. The certificate of limited partnership was filed with the Registrar of Corporations on August 31, 2006. An amended and restated certificated of limited partnership was filed with the Registrar of Corporations on March 23, 2020.

3. Section 3 of the amended and restated certificate of limited partnership is hereby amended to change the address of the general partner of the limited partnership by replacing Section 3 in its entirety with the following:

   3. The name and the business, residence or mailing address of the general partner is:

   Name: ALTERA INFRASTRUCTURE GP L.L.C.
   Address: Altera House Unit 3 Prospect Park
   Arnhall Business Park, Prospect Road
   Westhill, Aberdeen
   United Kingdom, AB32 6FJ

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Limited Partnership on this 30 day of November, 2020.

ALTERA INFRASTRUCTURE GP L.L.C.,
as general partner,

By: ______________________
Edith Robinson
Authorized Person